UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2017

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of Director

On March 17, 2017, 8point3 Holding Company, LLC (“Holdings”), the sole member of 8point3 General Partner, LLC (the “General Partner”), which is the general partner of 8point3 Energy Partners LP (the “Partnership”), removed Ty P. Daul from the Board of Directors of the General Partner (the “Board”) effective March 17, 2017. Holdings removed Mr. Daul from the Board pursuant to the exercise by SunPower Corporation (“SunPower”) of its right to request the removal of any director that SunPower had designated to serve on the Board. There were no disagreements between Mr. Daul and the General Partner or any officer or director of the General Partner which led to Mr. Daul’s removal from the Board.

Appointment of Director

On March 17, 2017, Holdings appointed Natalie Jackson as a member of the Board effective March 17, 2017. Ms. Jackson also became a member of the Project Operations Committee of the Board effective March 17, 2017.

Ms. Jackson will be fully indemnified by the Partnership for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and Ms. Jackson’s existing indemnification agreement with the Partnership and the General Partner. Ms. Jackson was not appointed pursuant to any arrangement or understanding with any other person, and there are no transactions with Ms. Jackson that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC,
its general partner

By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

Date: March 20, 2017

3